                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Stan Lee Media, Inc. on Form S-3 and Form S-8 of our report dated February 4, 2000, included in the Company's Annual Report on Form 10-KSB of Stan Lee Media, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                            /s/ BDO Seidman, LLP

Los Angeles, California
November 1, 2000